EXHIBIT 99.1

Sun Hydraulics Corporation Declares 3rd Quarter Dividend of $0.09

SARASOTA, FLA, September 10, 2007—Sun Hydraulics Corporation (NASDAQ: SNHY) has announced a $0.09 per share dividend on its common stock. The dividend is payable on October 15, 2007, to shareholders of record as of September 30, 2007.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

Contact:

Richard K. Arter

Investor Relations

941-362-1200

Tricia Fulton

Chief Financial Officer

941-362-1200